Exhibit 10.1
FORBEARANCE AGREEMENT
THIS FORBEARANCE AGREEMENT (hereinafter, this “Agreement”) dated as of July 29, 2011 is by and among:
YA GLOBAL INVESTMENTS, L.P., formerly known as Cornell Capital Partners, LP (the “Lender”), a Cayman Islands exempt limited partnership with an office located at 101 Hudson Street, Suite 3700, Jersey City, New Jersey 07302;
HOMELAND SECURITY CAPITAL CORPORATION, a Delaware corporation (the “Company”) with its principal office located at 4601 North Fairfax Road, Suite 1200, Arlington, VA 22203;
HOMELAND SECURITY ADVISORY SERVICES, INC., a Delaware corporation (“HSAS”), with its principal office located at 4601 North Fairfax Road, Suite 1200, Arlington, VA 22203;
CELERITY SYSTEMS, INC., a Nevada corporation (“Celerity”), with its principal office located at 4601 North Fairfax Road, Suite 1200, Arlington, VA 22203; and
NEXUS TECHNOLOGY GROUP, INC., a Delaware corporation (“Nexus” and, collectively with HSAS and Celerity, the “Guarantors” and each, a “Guarantor”), with its principal office located at 7 West Cross Street, Hawthorne, NY 10532.
WITNESSETH
WHEREAS, the Lender has made loans and other financial accommodations to or for the benefit of the Company and the Guarantors in accordance with the documents, instruments, and agreements set forth on Exhibit A hereto (hereinafter, collectively, with all other documents, instruments, and agreements executed in connection therewith or related thereto, the “Financing Documents”);
WHEREAS, one or more Events of Default (as defined in the Financing Documents) have occurred and are continuing as a consequence of the Company having failed to pay, when due at maturity, all outstanding principal and accrued and unpaid interest under the Promissory Notes (the “Existing Defaults”);
WHEREAS, the Company has requested that the Lender forbear from exercising its rights and remedies under the Financing Documents and applicable law in respect of the Existing Defaults, and the Lender is willing to do so, but only on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Definitions
1.	Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned in the Financing Documents and the following terms shall have the following meanings:
“Acquisitions” shall have the meaning ascribed thereto in that certain Waiver, Consent and Release of Security Interests entered into as of the date hereof by and between the Company and the Lender.
“Ecology” means Safety & Ecology Holdings Corporation, a Nevada corporation.
“Ecology Sale” means a sale of all or substantially all of the assets of Ecology or a sale or all or substantially all of the equity interests of Ecology.
“First March 2008 Promissory Note” shall have the meaning ascribed thereto in Exhibit A.
“Forbearance Effective Date” means the first date on which the conditions precedent specified in Section 5 of this Agreement shall have been satisfied or the satisfaction thereof shall have been waived in accordance with the terms hereof.
“Forbearance Period” means the period beginning on the Forbearance Effective Date and ending on the Forbearance Termination Date.
“Forbearance Termination Date” means the earlier to occur of (i) the Termination Date and (ii) a Termination Event.
“Net Cash Proceeds” means cash proceeds received by the Company or any Guarantor from any sale, conveyance, transfer, lease or other disposition of any of their respective assets or any interest therein (including the sale or factoring at maturity or collection of any accounts), net of (i) the reasonable cash costs of sale, assignment or other disposition (ii) taxes paid or reasonably estimated to be payable as a result thereof, (iii) reserves for post-closing adjustments in the purchase price; provided that, to the extent and at the time any such reserves are no longer required to be maintained by the Company or any Guarantor, such funds shall constitute Net Cash Proceeds, (iv) post-closing adjustments to the purchase price in connection with any indemnification payments made by the Company or any Guarantor with respect thereto and (v) up to $550,000 of proceeds from the Nexus Sale to be used by the Company for the Acquisitions; provided, however, that evidence of each of clauses (i), (ii), (iii) and (iv) above is provided to the Lender in form and substance satisfactory to it in its sole and absolute discretion.
“Nexus Sale” means a sale of all or substantially all of the assets of Nexus or a sale or all or substantially all of the equity interests of Nexus.
“November 28 Promissory Note” shall have the meaning ascribed thereto in Exhibit A.

“November 26 Promissory Note” shall have the meaning ascribed thereto in Exhibit A.
“Promissory Notes” shall have the meaning ascribed thereto in Exhibit A.
“Second March 2008 Promissory Note” shall have the meaning ascribed thereto in Exhibit A.
“Security Agreement” shall have the meaning ascribed thereto in Exhibit A.
“Termination Date” means August 31, 2011.
“Termination Event” means the occurrence of an event of termination as provided in Section 3 of this Agreement.
“Third March 2008 Promissory Note” shall have the meaning ascribed thereto in Exhibit A.
Forbearance by Lender
2.	Notwithstanding the occurrence and continuance of the Existing Defaults, subject to the terms and conditions hereof, the Lender hereby agrees to forbear, during the Forbearance Period, from the exercise of any and all rights or remedies under the Financing Documents or applicable law solely in respect of the Existing Defaults. Notwithstanding the foregoing, nothing contained in this Agreement shall constitute a waiver by the Lender of any default or Event of Default, whether now existing or hereafter arising (including, without limitation, the Existing Defaults). This Agreement shall only constitute an agreement by the Lender to forbear from enforcing its rights and remedies upon the terms and conditions set forth herein.
Termination Events
3.	The occurrence of any one or more of the following events shall constitute a termination event under this Agreement:
a.	The failure of the Company or any Guarantor to promptly, punctually, or faithfully perform or comply with any term or condition of this Agreement as and when due, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE, including, without limitation, any agreement set forth in Sections 6 through 12 hereto;
b.	The determination by the Lender that any warranty or representation made by the Company or any Guarantor in connection with this Agreement was false or misleading;

c.	The occurrence of a materially adverse change in or to the collateral granted to the Lender under the Financing Documents and/or herein, as determined by the Lender in its sole and exclusive discretion; and
d.	The occurrence of any default and/or Event of Default (other than the Existing Defaults) under the Financing Documents.
Rights Upon Occurrence of a Termination Event
4.	On and after the Forbearance Termination Date, the Lender’s agreement to forbear as set forth in this Agreement shall automatically terminate without any further action of any party and the Lender may immediately commence enforcing its rights and remedies pursuant to this Agreement, the Financing Documents and/or otherwise under applicable law.
Conditions Precedent
5.	The Lender’s agreement to forbear as contemplated herein, shall not be effective unless and until each of the following conditions precedent have been fulfilled, all as determined by the Lender in its sole and exclusive discretion:
a.	All action on the part of the Company and each Guarantor necessary for the valid execution, delivery, and performance by the Company and each Guarantor of this Agreement shall have been duly and effectively taken, and the Lender shall have received from the Company and each Guarantor: (i) copies, certified by a duly authorized officer of the Company and each Guarantor to be true and complete as of the date hereof, of each of (A) the governing documents of the Company and each Guarantor as in effect on the date hereof, including, without limitation, the Articles of Incorporation and the By-laws and any and all amendments thereto, (B) the resolutions of the Company and each Guarantor authorizing the execution and delivery of this Agreement, the other documents executed in connection herewith and the Company’s and each Guarantor’s performance of all of the transactions contemplated hereby, and (C) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized; and (ii) such other evidence reasonably satisfactory to the Lender that all such actions on the part of the Company and each Guarantor have been duly and effectively taken; and
b.	This Agreement shall be executed and delivered to the Lender by the Company and each Guarantor, shall be in full force and effect and shall be in a form and substance reasonably satisfactory to the Lender.

Agreements
6.	On or before August 5, 2011, the Company shall deliver to the Lender one or more certificated securities representing one hundred percent (100%) of its equity interest in Nexus, along with an executed but undated stock power, satisfactory to Lender in its sole and absolute discretion.
7.	On or before August 5, 2011, Fiducia Holdings LLC, a Delaware limited liability company (“Fiducia Holdings”), shall execute and deliver a guaranty agreement in favor of Lender with a maximum liability not to exceed $1,800,000, in form and substance reasonably satisfactory to Lender in its sole and absolute discretion.
8.	On or before August 5, 2011, Fiducia Holdings and Nexus shall execute and deliver a joinder agreement in favor of Lender pursuant to which Fiducia Holdings and Nexus each become a Grantor under the Security Agreement.
9.	On or before August 5, 2011, the Company shall deliver to the Lender one or more certificated securities representing one hundred percent (100%) of its equity interest in Fiducia Holdings along with an executed and undated membership interest power, reasonably satisfactory to the Lender in its sole and absolute discretion.
10.	On or before August 5, 2011, Fiducia Holdings shall incorporate into its operating agreement a provision pursuant to which each membership interest of Fiducia Holdings shall be deemed a security within the meaning of Sections 8-102(15) and 8-103 of the Code (as defined in the Security Agreement). The designation of any membership interest as a “security” under this provision shall be solely for the purposes of the Code and shall not indicate that it is a “security” for any other purposes under any other provision of law.
11.	On or before August 5, 2011, Fiducia Holdings shall deliver to the Lender one or more certificated securities representing one hundred percent (100%) of its equity interest in Fiducia Real Estate Solutions, Inc., a Delaware corporation (“Fiducia Real Estate”), along with an executed but undated stock power, reasonably satisfactory to Lender in its sole and absolute discretion.

Transfer of Equity Interests in Fiducia Holdings and Fiducia Real Estate
12.	The Company hereby represents and warrants that no provision of the operating agreement or other agreement governing the transfer of equity interests of Fiducia Holdings (the “Fiducia Holdings Charter Documents”) or the by-laws or other agreement governing the transfer of equity interests of Fiducia Real Estate (the “Fiducia Real Estate Charter Documents”) restricts, directly or indirectly, the transfer of equity interests in Fiducia Holdings or Fiducia Real Estate, respectively. The Company shall not take any action, and shall cause Fiducia Holdings not to take any action, directly or indirectly, to amend, modify or otherwise change the Fiducia Holdings Charter Documents or Fiducia Real Estate Charter Documents to impose any restrictions upon the transfer of the equity interests in Fiducia Holdings or Fiducia Real Estate.
Mandatory Prepayments in Connection with Ecology Sale and Nexus Sale
13.	Notwithstanding anything in the Financing Documents to the contrary, upon receipt by the Company or any Guarantor of Net Cash Proceeds arising from the Ecology Sale and/or Nexus Sale, the Company shall immediately prepay the Obligations (as hereinafter defined) in an amount equal to one hundred percent (100%) of such Net Cash Proceeds up to the amount of the Obligations. To the extent that any portion of the purchase price paid in connection with the Ecology Sale or Nexus Sale is paid by the purchaser issuing to the seller a debt instrument, all payments made on account of such debt instrument shall be made to account no. 1000038719851 held by the Company at SunTrust Bank. Neither this section nor any other provision herein shall constitute a consent by Lender to the Ecology Sale or Nexus Sale or shall in any way constitute a release by Lender of any security interests or liens in any assets subject to the Ecology Sale or Nexus Sale.
Acknowledgment of Indebtedness
14.	The Company and each Guarantor hereby acknowledges and agrees that, in accordance with the terms and conditions of the Financing Documents, it is jointly and severally liable to the Lender as follows:
a.	Due under November 28 Promissory Note as of the date hereof:

Principal	$71,345.00
Interest	$26,993.82

Total	$98,338.82
b.	Due under the November 26 Promissory Note as of the date hereof:

Principal	$178,655.00
Interest	$67,722.48

Total	$246,377.48
c.	Due under the First March 2008 Promissory Note as of the date hereof:

Principal	$878,923.00
Interest	$0.00

Total	$878,923.00
d.	Due under the Second March 2008 Promissory Note as of the date hereof:

Principal	$6,750,000.00
Interest	$3,176,568.49

Total	$9,926,568.49

e.	Due under the Third March 2008 Promissory Note as of the date hereof:

Principal	$6,310,000.00
Interest	$2,469,503.29

Total	$8,779,503.29
f.	For all interest accruing upon the principal balances of the Promissory Notes from and after the date hereof, and for all fees, redemption premiums, liquidated damages, costs, expenses, and costs of collection (including attorneys’ fees and expenses) heretofore or hereafter accrued or incurred by the Lender in connection with the Financing Documents.
Hereinafter all amounts due as set forth in this Section 13, and all amounts payable under this Agreement and the Financing Documents, shall be referred to collectively as the “Obligations”.
Waiver of Claims
15.	The Company and each Guarantor hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Lender, its general partner, and its investment manager, and each of their respective agents, servants, attorneys, advisors, officers, directors, employees, affiliates, representatives, investors, partners, members, managers, predecessors, successors, and assigns (collectively, the “Lender Parties”) and that if the Company or any Guarantor now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Lender Parties, or any one of them, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement, all of them are hereby expressly WAIVED, and the Company hereby RELEASES the Lender Parties from any liability therefor.
Ratification of Loan Documents; Cross-Default; Cross-Collateralization; Further Assurances
16.	The Company and each Guarantor:
a.	Hereby ratifies, confirms, and reaffirms all and singular the terms and conditions of the Financing Documents and acknowledges and agrees that the Financing Documents remain in full force and effect;

b.	Hereby ratifies, confirms, and reaffirms that (i) the obligations secured by the Financing Documents include, without limitation, the Obligations, and any future modifications, amendments, substitutions or renewals thereof, (ii) all collateral, whether now existing or hereafter acquired, granted to the Lender pursuant to the Financing Documents or otherwise shall secure all of the Obligations until full and final payment of the Obligations, and (iii) the occurrence of a default and/or Event of Default under any Financing Document and/or the occurrence of a Termination Event under this Agreement, shall constitute an Event of Default under all of the Financing Documents and a Termination Event hereunder, it being the express intent of the Company that all of the Obligations be fully cross-collateralized and cross-defaulted. Without limiting the foregoing, and for the avoidance of doubt, in order to secure all debts, liabilities, obligations, covenants and duties owing by the Company to the Lender, whether now existing or hereafter arising, including, without limitation, the Obligations, the Company and each Guarantor hereby grants the Lender a security interest in all of its assets, whether now existing or hereafter acquired, including, without limitation, all accounts, inventory, goods, equipment, software and computer programs, securities, investment property, equity interests in any of the Company’s subsidiaries, financial assets, deposit accounts, chattel paper, electronic chattel paper, instruments, documents, letter-of-credit rights, health-care-insurance receivables, supporting obligations, notes secured by real estate, commercial tort claims, and general intangibles, including payment intangibles, and all products and proceeds of the foregoing; and
c.	Shall, from and after the execution of this Agreement, execute and deliver to the Lender whatever additional documents, instruments, and agreements that the Lender may reasonably require in order to correct any document deficiencies, or to vest or perfect the Financing Documents and the collateral granted therein or herein more securely in the Lender and/or to otherwise give effect to the terms and conditions of this Agreement, and hereby authorizes the Lender to file any financing statements (including financing statements with a generic description of the collateral such as “all assets”), and take any other normal and customary steps, the Lender deems necessary to perfect or evidence the Lender’s security interests and liens in any such collateral. This Agreement constitutes an authenticated record.
Costs and Expenses
17.	The Company and each Guarantor shall be jointly and severally liable to Lender for any and all unreimbursed costs, expenses, and costs of collection (including attorneys’ fees and expenses) heretofore or hereafter incurred by the Lender in connection with the protection, preservation, and enforcement by the Lender of its rights and remedies under the Financing Documents and this Agreement.

Representations, Warranties, and Covenants
18.	The Company and each Guarantor hereby represents, warrants, and covenants to the Lender as follows:
a.	The execution and delivery of this Agreement by the Company and each Guarantor and the performance by the Company and each Guarantor of its obligations and agreements under this Agreement and the Financing Documents are within the authority of the Company and each Guarantor, have been duly authorized by all necessary corporate proceedings, if applicable, on behalf of the Company and each Guarantor, and do not and will not contravene any provision of law, statute, rule or regulation to which the Company or any Guarantor is subject or, if applicable, any of the Company’s or any Guarantor’s charter, other organization papers, by-laws or any stock provision or any amendment thereof or of any agreement or other instrument binding upon the Company or any Guarantor.
b.	This Agreement and the Financing Documents constitute legal, valid and binding obligations of the Company and each Guarantor, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent transfer, reorganization and other laws of general applicability relating to or affecting the rights or remedies of creditors and by general equitable principles (whether considered in a proceeding in equity or at law).
c.	No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Company or any Guarantor of this Agreement or any of the Financing Documents.
d.	The Company and each Guarantor has performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by the Company and each Guarantor prior to or at the time hereof, and as of the date hereof, to the best knowledge of the Company and each Guarantor, no default and/or Event of Default has occurred and is continuing under any of the Financing Documents, with the sole exception of the Existing Defaults.
e.	The representations and warranties contained in the Financing Documents were true and correct in all material respects at and as of the date made and are true and correct as of the date hereof, except to the extent of changes resulting from transactions specifically contemplated or specifically permitted by this Agreement and the Financing Documents, and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse to the financial condition of the Company, and to the extent that such representations and warranties relate expressly to an earlier date.
f.	To the best knowledge of the Company and each Guarantor, the Company and each Guarantor currently has no commercial tort claims (as such term is defined in the Code), and hereby covenants and agrees that in the event the Company or any Guarantor shall hereafter hold or acquire a commercial tort claim, the Company and/or such Guarantor shall immediately notify the Lender of the particulars of such claim in writing and shall grant to the Lender a security interest therein and in the proceeds thereof, upon such terms and documentation as may be satisfactory to the Lender.

g.	The Company and each Guarantor has read and understands each of the terms and conditions of this Agreement and confirms that it is entering into this Agreement freely and voluntarily, without duress, after having had an opportunity for consultation with independent counsel of its own selection, and not in reliance upon any representations, warranties, or agreements made by the Lender and not set forth in this Agreement.
Notices
19.	Any communication between the Lender and the Company or any Guarantor shall be forwarded via certified mail, return receipt requested, or via recognized overnight courier, addressed as follows:

If to the Lender:	YA Global Investments, L.P.
101 Hudson Street, Suite 3700
Jersey City, New Jersey 07302
Attention: Michael Rosselli
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

If to Company or:	Homeland Security Capital Corporation.
Any Guarantor	4601 North Fairfax Road, Suite 1200
Arlington, VA 22203
Attention: Thomas McMillen, CEO
Telephone: (703) 528-7073
Facsimile: (703) 528-0956
Waivers
20.	Non-Interference. On and after the Forbearance Termination Date, the Company and each Guarantor agrees not to interfere with the exercise by the Lender of any of its rights and remedies. The Company and each Guarantor further agrees that it shall not seek to distrain or otherwise hinder, delay, or impair the Lender’s efforts to realize upon any collateral granted to the Lender, or otherwise to enforce its rights and remedies pursuant to the Financing Documents, this Agreement and/or applicable law. The provisions of this Paragraph shall be specifically enforceable by the Lender.

21.	Automatic Stay. The Company and each Guarantor agrees that upon the filing of any Petition for Relief by or against the Company or any Guarantor under the United States Bankruptcy Code, the Lender shall be entitled to immediate and complete relief from the automatic stay with respect to the Company and any Guarantor, and Lender shall be permitted to proceed to protect and enforce its rights and remedies under state law. The Company and each Guarantor hereby expressly assents to any motion filed by the Lender seeking relief from the automatic stay. The Company and each Guarantor further hereby expressly WAIVES the protections afforded under Section 362 of the United States Bankruptcy Code with respect to the Lender.
22.	Jury Trial. The Company, each Guarantor and the Lender hereby make the following waiver knowingly, voluntarily, and intentionally, and understand that the other, in entering into this Agreement, is relying on such a waiver: THE COMPANY, EACH GUARANTOR AND THE LENDER EACH HEREBY IRREVOCABLY WAIVE ANY PRESENT OR FUTURE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE OTHER BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST SUCH PARTY OR IN WHICH SUCH PARTY IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT OF, ANY RELATIONSHIP BETWEEN THE COMPANY, ANY GUARANTOR OR ANY OTHER PERSON, AND THE LENDER.
Entire Agreement
23.	This Agreement shall be binding upon the Company, each Guarantor, and the Company’s and each Guarantor’s employees, representatives, successors, and assigns, and shall inure to the benefit of the Lender and the Lender’s successors and assigns. This Agreement incorporates all of the discussions and negotiations between the Company, each Guarantor and the Lender, either expressed or implied, concerning the matters included herein and in such other documents, instruments and agreements, any statute, custom, or usage to the contrary notwithstanding. No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Agreement, or any provision of any other document, instrument, or agreement between the Company, any Guarantor and the Lender shall be effective unless executed in writing by the party to be charged with such modification, amendment, or waiver, and if such party be the Lender, then by a duly authorized officer thereof.
Construction of Agreement
24.	In connection with the interpretation of this Agreement:
a.	All rights and obligations hereunder and thereunder, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the law of the State of New Jersey and are intended to take effect as sealed instruments.

b.	The captions of this Agreement are for convenience purposes only, and shall not be used in construing the intent of the Lender, the Company or any Guarantor under this Agreement.
c.	In the event of any inconsistency between the provisions of this Agreement and any other document, instrument, or agreement entered into by and between the Lender, the Company or any Guarantor, the provisions of this Agreement shall govern and control.
d.	The Lender, the Company and the Guarantors have prepared this Agreement with the aid and assistance of their respective counsel. Accordingly, all of them shall be deemed to have been drafted by the Lender, the Company and the Guarantors and shall not be construed against the Lender, the Company or the Guarantors.
Illegality or Unenforceability
25.	Any determination that any provision or application of this Agreement is invalid, illegal, or unenforceable in any respect, or in any instance, shall not affect the validity, legality, or enforceability of any such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.
Counterparts
26.	This Agreement may be executed in multiple identical counterparts, each of which when duly executed shall be deemed an original, and all of which shall be construed together as one agreement. This Agreement will not be binding on or constitute evidence of a contract between the parties hereto until such time as a counterpart has been executed by such party and a copy thereof is delivered to each other party to this Agreement.
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IN WITNESS WHEREOF, this Agreement has been executed as of the date first set forth above.

HOMELAND SECURITY CAPITAL CORPORATION
By:	/c/ C. Thomas McMillen
	Name:	C. Thomas McMillen
	Title:	Cheif Executive Officer

HOMELAND SECURITY ADVISORY SERVICES, INC.
By:	/c/ C. Thomas McMillen
	Name:	C. Thomas McMillen
	Title:	President

CELERITY SYSTEMS, INC.
By:	/c/ C. Thomas McMillen
	Name:	C. Thomas McMillen
	Title:	President

NEXUS TECHNOLOGY GROUP, INC.
By:	/c/ Michael T. Brigante
	Name:	Michael T. Brigante
	Title:	Cheif Executive Officer

YA GLOBAL INVESTMENTS, L.P.

By: Yorkville Advisors, LLC Its: Investment Manager

By:	/c/ David Gonzalez

	Name:	David Gonzalez
	Title:	Member